EXHIBIT 10.2

OPTION FORFEITURE

March 9, 2020

The undersigned holder of options of Terra Tech Corp., a Nevada corporation (the “Company”) is the holder of non-qualified stock options to purchase shares of common stock of the Company, which such stock options may be vested or unvested as of the date hereof (“Company Options”). The undersigned desires to forfeit and have the Company cancel the Company Options (the “Forfeited Options”) effective as of the date set forth above (the “Effective Date”).

NOW, THEREFORE, the undersigned represents, warrants and agrees as follows:

1.

On the Effective Date, the Forfeited Options shall be cancelled and retired by the Company and shall be of no further force or effect, and the undersigned agrees that no payment by the Company to the undersigned shall be made with respect thereto.

2.	The undersigned hereby acknowledges that the Company will cancel the Forfeited Options on the books and records of the Company.

3.

The undersigned represents and warrants to the Company that the undersigned holds good and valid title to the Forfeited Options, free and clear of all liens, encumbrances, pledges, interests, and adverse claims whatsoever.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the date first set forth above.

By:	/s/ Michael Nahass
Michael Nahass

Accepted and Acknowledged:

TERRA TECH CORP.

By:	/s/ Matthew Morgan
Name:	Matthew Morgan
Title:	CEO

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